UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 10, 2009
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01	Other Events.
          The following risk factors that could affect MetLife, Inc.’s business, financial condition, operating results and cash flows are being added to the disclosures in its Registration Statement on Form S-3 (File No. 333-147180). The risk factors listed below should be read in conjunction with the risk factors disclosed in MetLife, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. The risk factors, in substantially the form to be included in any prospectus supplement in connection with the remarketing of MetLife, Inc.’s 4.91% Junior Subordinated Debt Securities, Series B, due 2040, are set forth below.
               This Current Report on Form 8-K does not constitute an offer of any securities for sale.
RISK FACTORS
     Unless otherwise stated or the context otherwise requires, references in the following risk factors to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., together with Metropolitan Life Insurance Company (“MLIC”), and their respective direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to the holding company.
     Our Participation in a Securities Lending Program Subjects Us to Potential Liquidity and Other Risks
     We participate in a securities lending program whereby blocks of securities, which are included in fixed maturity securities and short-term investments, are loaned to third parties, primarily major brokerage firms and commercial banks. We require collateral equal to 102% of the current market value of the loaned securities to be obtained at the inception of a loan, and maintained at a level greater than or equal to 100% for the duration of the loan. During the extraordinary market events occurring in the fourth quarter of 2008, we, in limited instances, accepted collateral less than 102% at the inception of certain loans, but never less than 100%, of the market value of such loaned securities. These loans involved U.S. Government Treasury Bills which we considered to have limited variation in their market value during the term of the loan. Securities with a cost or amortized cost of $20.8 billion and $41.1 billion and an estimated fair value of $22.9 billion and $42.1 billion were on loan under the program at December 31, 2008 and December 31, 2007, respectively. Securities loaned under such transactions may be sold or repledged by the transferee. We were liable for cash collateral under our control of $23.3 billion and $43.3 billion at December 31, 2008 and December 31, 2007, respectively.
     Returns of loaned securities by the third parties would require us to return the cash collateral associated with such loaned securities. In addition, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash received from the third parties) may exceed the term of the related securities on loan and the market value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under stressful capital market and economic conditions, such as those conditions we have experienced recently, liquidity broadly deteriorates, which may further restrict our ability to sell securities.
     Of this $23.3 billion of cash collateral at December 31, 2008, approximately $5.1 billion was on open terms, meaning that the related loaned security could be returned to us on the next business day requiring return of cash collateral and the following amounts are due within 30 days, and 60 days - $14.7 billion and $3.5 billion, respectively. The estimated fair value of the securities related to the cash collateral on open at December 31, 2008 has been reduced to $5.0 billion from $15.8 billion as of November 30, 2008. Of the $5.0 billion of estimated fair value of the securities related to the cash collateral on open at December 31, 2008, $4.4 billion were U.S. Treasury and agency securities which, if put to us, can be immediately sold to satisfy the cash requirements. The remainder of the securities on loan are primarily U.S. Treasury and agency securities, and very liquid residential mortgage-backed securities. Within the U. S. Treasury securities on loan, they are primarily holdings of on-the-run U.S. Treasury securities, the most liquid U.S. Treasury securities available. If these high quality securities that are on loan are put back to us, the proceeds from immediately selling these securities can be used to satisfy the related cash requirements. The estimated fair value of the reinvestment portfolio acquired with the cash collateral was $19.5 billion at December 31, 2008, and consisted principally of fixed maturity securities (including residential mortgage-backed, asset-backed, U.S. corporate and foreign corporate securities). If the on loan securities or the reinvestment portfolio become less liquid, we have the liquidity resources of most of our general account available to meet any potential cash demand when securities are put back to us.
     If we decrease the amount of our securities lending activities over time, the amount of income generated by these activities will also likely decline.
     We Are Exposed to Significant Financial and Capital Markets Risk which May Adversely Affect Our Results of Operations, Financial Condition and Liquidity, and Our Net Investment Income Can Vary from Period to Period
     We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate markets, foreign currency exchange rates, market volatility, the performance of the economy in general, the performance of the specific obligors included in our portfolio and other factors outside our control. Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates will increase the net unrealized loss position of our fixed income investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of our life insurance businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate fixed income investments in an unrealized loss position. Due to the long-term nature of the liabilities associated with certain of our life insurance businesses, guaranteed benefits on variable annuities, and structured settlements, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates may result in increasing the duration of certain life insurance liabilities, creating asset liability duration mismatches. Our investment portfolio also contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A rise in interest rates would increase the net unrealized loss position of our fixed income investment portfolio, offset by our ability to earn higher rates of return on funds reinvested. Conversely, a decline in interest rates would decrease the net unrealized loss position of our fixed income investment portfolio, offset by lower rates of return on funds reinvested. Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate fixed income investments prior to maturity at a loss in order to cover the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.
     Our exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the fixed income investment portfolio, will increase losses associated with credit based non-qualifying derivatives where we assume credit exposure, and, if issuer credit spreads increase significantly or for an extended period of time, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. In addition, market volatility can make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period to period changes which could have a material adverse effect on our consolidated results of operations or financial condition. Credit spreads on both corporate and structured securities widened during 2008, resulting in continuing depressed pricing. Continuing challenges include continued weakness in the U.S. real estate market and increased mortgage delinquencies, investor anxiety over the U.S. economy, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles and monoline financial guarantee insurers, deleveraging of financial institutions and hedge funds and a serious dislocation in the inter-bank market. If significant, continued volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized positions.
     Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our insurance businesses, such as variable annuities, where fee income is earned based upon the fair value of the assets under management. In addition, certain of our annuity products offer guaranteed benefits which increase our potential benefit exposure should equity markets decline. We are also exposed to interest rate and equity risk based upon the discount rate and expected long-term rate of return assumptions associated with our pension and other post-retirement benefit obligations. Sustained declines in long-term interest rates or equity returns likely would have a negative effect on the funded status of these plans.
     Our exposure to real estate risk relates to market price and cash flow variability associated with changes in real estate markets, default and bankruptcy rates, geographic and sector concentration as well as illiquidity of real estate investments. The current economic environment has led to significant weakening of the residential and commercial real estate markets, increases in foreclosures, bankruptcies and unsuccessful development projects as well as limited access to credit. Our real estate investments, including those held by joint ventures and real estate funds, may be negatively impacted by weakened local real estate conditions, such as oversupply, reduced demand and the availability and creditworthiness of current and prospective tenants and borrowers. In addition, real estate investments are relatively illiquid, and could limit our ability, and that of our joint ventures partners and real estate fund managers, to sell assets to respond to changing economic, financial and investment conditions. Also, these factors could impact mortgage and consumer loan fundamentals. These factors and others beyond our control could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through net investment income, realized losses and impairments.
     Significant declines in equity prices, changes in U.S. interest rates, changes in credit spreads, and changes in foreign currency exchange rates could have a material adverse effect on our consolidated results of operations, financial condition or liquidity. Changes in these factors, which are significant risks to us, can affect our net investment income in any period, and such changes can be substantial.
     We invest a portion of our invested assets in leveraged buy-out funds, hedge funds and other private equity funds reported within Other Limited Partnerships, many of which make private equity investments. The amount and timing of net investment income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. As a result, the amount of net investment income that we record from these investments can vary substantially from quarter to quarter. Recent equity, real estate and credit market volatility have further reduced net investment income and related yields for these types of investments and we may continue to experience reduced net investment income due to continued volatility in the equity, real estate and credit markets in 2009. In addition, due to the normal lag in the preparation of and then receipt of periodic financial statements from other limited partnership interests and real estate joint ventures and funds, results from late 2008 during periods of volatility will be reported to us in 2009.
     Consolidation of Distributors of Insurance Products May Adversely Affect the Insurance Industry and the Profitability of Our Business
     The insurance industry distributes many of its individual products through other financial institutions such as banks and broker-dealers. As capital, credit and equity markets continue to experience volatility, bank and broker-dealer consolidation activity may increase and negatively impact the industry’s sales, and such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or to expand our customer base.
     Industry Trends Could Adversely Affect the Profitability of Our Businesses
     Our business segments continue to be influenced by a variety of trends that affect the insurance industry, including intense competition with respect to product features, price, distribution capability, customer service and information technology. The impact on our business and on the life insurance industry generally of the volatility and instability of the financial markets is difficult to predict, and our business plans, financial condition and results of operations may be negatively impacted or affected in other unexpected ways. In addition, the life insurance industry is subject to state regulation, and, as complex products are introduced, regulators may refine capital requirements and introduce new reserving standards. Furthermore, regulators have undertaken market and sales practices reviews of several markets or products, including equity-indexed annuities, variable annuities and group products. The current market environment may also lead to changes in regulation that may benefit or disadvantage us relative to some of our competitors.
     Change in Our Discount Rate, Expected Rate of Return and Expected Compensation Increase Assumptions for Our Pension and Other Postretirement Benefit Plans May Result in Increased Expenses and Reduce Our Profitability
     We determine our pension and other postretirement benefit plan costs based on our best estimates of future plan experience. These assumptions are reviewed regularly and include discount rates, expected rates of return on plan assets and expected increases in compensation levels and expected medical inflation. Changes in these assumptions may result in increased expenses and reduce our profitability.
     A Downgrade or a Potential Downgrade in Our Financial Strength or Credit Ratings Could Result in a Loss of Business and Materially Adversely Affect Our Financial Condition and Results of Operations
     Financial strength ratings, which various Nationally Recognized Statistical Rating Organizations (“NRSROs”) publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, our ability to market our products and our competitive position.
     Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including:
•	reducing new sales of insurance products, annuities and other investment products;

•	adversely affecting our relationships with our sales force and independent sales intermediaries;

•	materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders;

•	requiring us to reduce prices for many of our products and services to remain competitive; and

•	adversely affecting our ability to obtain reinsurance at reasonable prices or at all.
     In addition to the financial strength ratings of our insurance subsidiaries, various NRSROs also publish credit ratings for MetLife, Inc. and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in our overall funding profile and ability to access certain types of liquidity. Downgrades in our credit ratings could have a material adverse effect on our financial condition and results of operations in many ways, including adversely limiting our access to capital markets, potentially increasing the cost of debt, and requiring us to post collateral. A two-notch decrease in the financial strength ratings of our insurance company subsidiaries would require us to post less than $200 million of collateral in connection with derivative collateral arrangements, to which we are a party and would have allowed holders of approximately $500 million aggregate account value of our funding agreements to terminate such funding agreements on 90 days’ notice.
     On September 18, 2008, September 29, 2008, October 2, 2008 and October 10, 2008, A.M. Best Company, Inc., Fitch Ratings Ltd., Moody’s Investors Service (“Moody’s”) and Standard & Poor’s (“S&P”), respectively, each revised its outlook for the U.S. life insurance sector to negative from stable, citing, among other things, the significant deterioration and volatility in the credit and equity markets, economic and political uncertainty, and the expected impact of realized and unrealized investment losses on life insurers’ capital levels and profitability. On January 12, 2009, S&P maintained its negative outlook on the U.S. life insurance sector.
     In view of the difficulties experienced recently by many financial institutions, including our competitors in the insurance industry, we believe it is possible that the NRSROs will heighten the level of scrutiny that they apply to such institutions, will increase the frequency and scope of their credit reviews, will request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the NRSRO models for maintenance of certain ratings levels, such as the AA (S&P) and Aa2 (Moody’s) insurer financial strength ratings currently held by our life insurance subsidiaries. In this regard, on February 9, 2009, Moody’s affirmed our credit ratings and the insurance financial strength ratings of our insurance subsidiaries, but changed the outlook for us and our subsidiaries to negative from stable. We do not believe this action will have a material adverse impact on our results of operations and financial condition. However, it is possible that any future adverse ratings consequences, including any downgrade, could have a material adverse effect on our results of operations and financial condition.
     We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any NRSRO.
     An Inability to Access Our Credit Facilities Could Result in a Reduction in Our Liquidity and Lead to Downgrades in Our Credit and Financial Strength Ratings
     We have a $2.85 billion five-year revolving credit facility that matures in June 2012, as well as other facilities that we enter into in the ordinary course of business.
     We rely on our credit facilities as a potential source of liquidity. The availability of these facilities could be critical to our credit and financial strength ratings and our ability to meet our obligations as they come due, particularly in the current market when alternative sources of credit are tight. The credit facilities contain certain administrative, reporting, legal and financial covenants. We must comply with certain covenants under our credit facilities (including the $2.85 billion five-year revolving credit facility) that require us to maintain a specified minimum consolidated net worth.
     Our right to make borrowings under these facilities is subject to the fulfillment of certain important conditions, including our compliance with all covenants, and our ability to borrow is also subject to the continued willingness and ability of the lenders that are parties to the facilities to provide funds. Our failure to comply with the covenants in the credit facilities or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the facilities, would restrict our ability to access these credit facilities when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.
     Defaults, Downgrades or Other Events Impairing the Value of Our Fixed Maturity Securities Portfolio May Reduce Our Earnings
     We are subject to the risk that the issuers, or guarantors, of fixed maturity securities we own may default on principal and interest payments they owe us. We are also subject to the risk that the underlying collateral within loan-backed securities, including mortgage-backed and asset-backed securities, may default on principal and interest payments causing an adverse change in cash flows paid to our investment. At December 31, 2008, the fixed maturity securities of $188.3 billion in our investment portfolio represented 58.4% of our total cash and invested assets. The occurrence of a major economic downturn (such as the current downturn in the economy), acts of corporate malfeasance, widening risk spreads, or other events that adversely affect the issuers, guarantors or underlying collateral of these securities could cause the value of our fixed maturity securities portfolio and our net income to decline and the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities, or similar trends that could worsen the credit quality of issuers, such as the corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Similarly, a ratings downgrade affecting a loan-backed security we hold could indicate the credit quality of that security has deteriorated. Any event reducing the value of these securities other than on a temporary basis could have a material adverse effect on our business, results of operations and financial condition. Levels of write down or impairment are impacted by our assessment of the intent and ability to hold securities which have declined in value until recovery. If we determine to reposition or realign portions of the portfolio so as not to hold certain securities in an unrealized loss position to recovery, then we will incur an other than temporary impairment charge in the period that the decision was made not to hold the security to recovery. In addition, in January, 2009, Moody’s revised its loss projections for U.S. Alt-A residential mortgage-backed securities (RMBS), and it is anticipated that Moody’s will be downgrading virtually all 2006 and 2007 Alt-A securities to below investment grade, which will increase the percentage of our portfolio that will be rated below investment grade.
     We Face Unforeseen Liabilities or Asset Impairments Arising from Possible Acquisitions and Dispositions of Businesses or Difficulties Integrating Such Businesses
     We have engaged in dispositions and acquisitions of businesses in the past, and expect to continue to do so in the future. There could be unforeseen liabilities or asset impairments, including goodwill impairments, that arise in connection with the businesses that we may sell or the businesses that we may acquire in the future. In addition, there may be liabilities or asset impairments that we fail, or are unable, to discover in the course of performing due diligence investigations on each business that we have acquired or may acquire. Furthermore, the use of our own funds as consideration in any acquisition would consume capital resources that would no longer be available for other corporate purposes.
     Our ability to achieve certain benefits we anticipate from any acquisitions of businesses will depend in large part upon our ability to successfully integrate such businesses in an efficient and effective manner. We may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations may require the dedication of significant management resources, which may distract management’s attention from day-to-day business. If we are unable to successfully integrate the operations of such acquired businesses, we may be unable to realize the benefits we expect to achieve as a result of such acquisitions and our business and results of operations may be less than expected.
     Guarantees Within Certain of Our Variable Annuity Guarantee Riders that Protect Policyholders Against Significant Downturns in Equity Markets May Increase the Volatility of Our Results Related to the Inclusion of an Own Credit Adjustment in the Fair Value of the Liability for These Riders
     In determining the valuation of certain variable annuity guarantee rider liabilities that are carried at fair value, we must consider our own credit standing, which is not hedged. A decrease in our own credit spread could cause the value of these liabilities to increase, resulting in a reduction to net income. An increase in our own credit spread could cause the value of these liabilities to decrease, resulting in an increase to net income. Because this credit adjustment is determined, at least in part, by taking into consideration publicly available information relating to our publicly traded debt (including related credit default swap spreads), the overall condition of fixed income markets may impact this adjustment. The credit premium implied in our publicly traded debt instruments may not always necessarily reflect our actual credit rating or our claims paying ability. Recently, the fixed-income markets have experienced a period of extreme volatility which negatively impacted market liquidity and increased credit spreads. The increase in credit default swap spreads has at times been even more pronounced than in the fixed income cash markets. In a broad based market downturn, this increase in our own credit spread could result in net income being relatively flat when a deterioration in other market inputs required for the estimate of fair value would otherwise result in a significant reduction in net income. The inclusion of our own credit standing in this case has the effect of muting the actual net income losses recognized. In subsequent periods, if our credit spreads improve relative to the overall market, we could have a reduction of net income in an overall improving market.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
     Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors including, but not limited to, the following: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets; (iii) uncertainty about the effectiveness of the U.S. government’s plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital and generate fee income and market-related revenue; (viii) defaults on MetLife’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures; (xvi) catastrophe losses; (xvii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xviii) downgrades in MetLife’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xix) economic, political, currency and other risks relating to MetLife’s international operations; (xx) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife’s products or services; (xxi) changes in accounting standards, practices and/or policies; (xxii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiii) deterioration in the experience of the “closed block” established in connection with the reorganization of MLIC; (xxiv) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xxv) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvi) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxvii) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the Securities and Exchange Commission. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: February 10, 2009